Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the National Healthcare Corporation 2020 Omnibus Equity Incentive Plan of our reports dated February 21, 2020, with respect to the consolidated financial statements of National HealthCare Corporation and the effectiveness of internal control over financial reporting of National HealthCare Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2019, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Nashville, Tennessee

June 1, 2020